Exhibit 3.1

AMENDED AND RESTATED

BYLAWS

OF

ADAPTIVE MEDIAS, INC.,

a Nevada Corporation

(May 18, 2015)

ARTICLE I

OFFICES

Section 1. Principal Office and Registered Agent. The principal office of the Corporation and the registered agent of the Corporation shall be as the Board of Directors may from time to time determine or the business of the Corporation may require.

Section 2. Other Offices. The Corporation may also have offices at such other places both within and without the State of Nevada as the Board of Directors may from time to time determine or the business of the Corporation may require.

ARTICLE II

STOCKHOLDERS

Section 1. Place of Meeting. All meetings of the stockholders shall be held at the principal office of the Corporation, or at such other place within or without the State of Nevada as shall be specified or fixed in the notices or waivers of notice thereof.

Section 2. Quorum; Action by Vote; Adjournment of Meeting. Unless otherwise required by law or provided in the Articles of Incorporation or these Bylaws, the holders of a majority of the stock issued and outstanding and entitled to vote thereat, present in person or represented by proxy, shall constitute a quorum at any meeting of stockholders for the transaction of business. When a quorum is present at any meeting of stockholders, (i) action by the stockholders on a matter other than the election of directors is approved if the number of votes cast in favor of the action exceeds the number of votes cast in opposition to the action and (ii) with respect to the election of directors, directors must be elected by a plurality of the votes cast at the election. The stockholders present at a duly organized meeting may continue to transact business until adjournment, notwithstanding the withdrawal of enough stockholders to leave less than a quorum.

Notwithstanding the other provisions of the Articles of Incorporation or these Bylaws, the chairman of the meeting or the holders of a majority of the issued and outstanding stock, present in person or represented by proxy, at any meeting of stockholders, whether or not a quorum is present, shall have the power to adjourn such meeting from time to time, without any notice other than announcement at the meeting of the time and place of the holding of the adjourned meeting. If the adjournment is for more than 30 days, or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at such meeting. At such adjourned meeting at which a quorum shall be present or represented any business may be transacted which might have been transacted at the meeting as originally called.

Section 3. Annual Meetings. An annual meeting of the stockholders, for the election of directors to succeed those whose terms expire and for the transaction of such other business as may properly come before the meeting, shall be held at such place, within or without the State of Nevada, on such date, and at such time as the Board of Directors shall fix and set forth in the notice of the meeting.

Section 4. Special Meetings. Special meetings of stockholders of the Corporation may be called only by the Chairman of the Board, the President or the Board of Directors pursuant to a resolution approved by a majority of the entire Board of Directors of the Corporation (as determined in accordance with the Bylaws of the Corporation). Notwithstanding anything contained in the Articles of Incorporation or Bylaws of the Corporation to the contrary, the affirmative vote of the holders of at least 80% of the voting power of the then outstanding shares of the Corporation entitled to vote generally in the election of directors, voting together as a single class, shall be required to amend or repeal this Section 4 or adopt any provision inconsistent with any provision of this Section 4.

Section 5. Record Date. For the purpose of determining stockholders entitled to notice of or to vote at any meeting of stockholders, or any adjournment thereof, or entitled to express consent to corporate action in writing without a meeting, or entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of stock or for the purpose of any other lawful action, the Board of Directors of the Corporation may fix in advance, a date as the record date for any such determination of stockholders, which date shall not be more than 60 days nor less than 10 days before the date of such meeting, nor more than 60 days prior to any other action.

If the Board of Directors does not fix a record date for any meeting of the stockholders, the record date for determining stockholders entitled to notice of or to vote at such meeting shall be at the close of business on the day next preceding the day on which notice is given, or, if in accordance with Article VIII, Section 3 of these Bylaws, notice is waived, at the close of business on the day next preceding the day on which the meeting is held. If, in accordance with Section 12 of this Article II, corporate action without a meeting of stockholders is to be taken, the record date for determining stockholders entitled to express consent to such corporate action in writing, when no prior action by the Board of Directors is necessary, shall be the day on which the first written consent is expressed. The record date for determining stockholders for any other purpose shall be at the close of business on the date on which the Board of Directors adopts the resolution relating thereto.

A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the Board of Directors may fix a new record date for the adjourned meeting.

Section 6. Notice of Meetings. Written notice signed by the President, Vice President, Secretary, or Assistant Secretary, or other persons as the President or Board of Directors may designate, of the place, date and hour of all meetings, and, in case of a special meeting, the purpose or purposes for which the meeting is called, shall be given by or at the direction of the Chairman of the Board or the President, the Secretary or the other person(s) calling the meeting to each stockholder entitled to vote thereat not less than 10 nor more than 60 days before the date of the meeting. Such notice may be delivered either personally or by mail. If mailed, notice is given when deposited in the United States mail, postage prepaid, directed to the stockholder at his address as it appears on the records of the Corporation.

Section 7. Stock List. A complete list of stockholders entitled to vote at any meeting of stockholders, arranged in alphabetical order for each class of stock and showing the address of each such stockholder and the number of shares registered in the name of such stockholder, shall be open to the examination of any stockholder, for any purpose germane to the meeting, during ordinary business hours, for a period of at least 10 days prior to the meeting, either at the offices of the Corporation in Irvine, California, or a place within the city where the meeting is to be held, which place shall be specified in the notice of the meeting, or if not so specified, at the place where the meeting is to be held. The stock list shall also be produced and kept at the time and place of the meeting during the whole time thereof, and may be inspected by any stockholder who is present.

Section 8. Proxies. Each stockholder entitled to vote at a meeting of stockholders or to express consent or dissent to a corporate action in writing without a meeting may authorize another person or persons to act for him by proxy. Proxies for use at any meeting of stockholders shall be in writing and filed with the Secretary, or such other officer as the Board of Directors may from time to time determine by resolution, before or at the time of the meeting. All proxies shall be received and taken charge of and all ballots shall be received and canvassed by the secretary of the meeting who shall decide all questions touching upon the qualification of voters, the validity of the proxies and the acceptance or rejection of votes, unless an inspector or inspectors shall have been appointed by the chairman of the meeting, in which event such inspector or inspectors shall decide all such questions.

No proxy shall be valid after 6 months from its date, unless the proxy provides for a longer period, which in no event may exceed 7 years. Each proxy shall be revocable unless expressly provided therein to be irrevocable and coupled with an interest sufficient in law to support an irrevocable power.

Should a proxy designate two or more persons to act as proxies, unless such instrument shall provide the contrary, a majority of such persons present at any meeting at which their powers thereunder are to be exercised shall have and may exercise all the powers of voting or giving consents thereby conferred, or if only one be present, then such powers may be exercised by that one; or, if an even number attend and a majority do not agree on any particular issue, each proxy so attending shall be entitled to exercise such powers in respect of the same portion of the shares as he is of the proxies representing such shares.

Section 9. Voting, Elections; Inspections. Unless otherwise required by law or provided in the Articles of Incorporation, each stockholder shall have one vote for each share of stock entitled to vote which is registered in his name on the record date for the meeting. Shares registered in the name of another corporation, domestic or foreign, may be voted by such officer, agent or proxy as the bylaw (or comparable instrument) of such corporation may prescribe, or in the absence of such provision, as the Board of Directors (or comparable body) of such corporation may determine. Shares registered in the name of a deceased person may be voted by his executor or administrator, either in person or by proxy.

All voting, except as required by the Articles of Incorporation or where otherwise required by law, shall be taken by written ballots, each of which shall state the name of the stockholder or proxy voting and such other information as may be required under the procedure established for the meeting. All elections of directors shall be by ballot, unless otherwise provided in the Articles of Incorporation.

At any meeting at which a vote is taken by ballots, the chairman of the meeting may appoint one or more inspectors, each of whom shall subscribe an oath or affirmation to execute faithfully the duties of inspector at such meeting with strict impartiality and according to the best of his ability. Such inspector shall receive the ballots, count the votes and make and sign a certificate of the result thereof. The chairman of the meeting may appoint any person to serve as inspector, except no candidate for the office of director shall be appointed as an inspector.

Unless otherwise provided in the Articles of Incorporation, cumulative voting for the election of directors shall be prohibited.

Section 10. Conduct of Meetings. The meetings of the stockholders shall be presided over by the Chairman of the Board, or if he is not present, by the President, or if neither the Chairman of the Board nor the President is present, by a chairman elected at the meeting. The Secretary of the Corporation, if present, shall act as secretary of such meetings, or if he is not present, an Assistant Secretary shall so act; if neither the Secretary nor an Assistant Secretary is present, then a secretary shall be appointed by the chairman of the meeting. The chairman of any meeting of stockholders shall determine the order of business and the procedure at the meeting, including such regulation of the manner of voting and the conduct of discussion as seem to him in order.

Section 11. Treasury Stock. The Corporation shall not vote, directly or indirectly, shares of its own stock owned by it and such shares shall not be counted for quorum purposes.

Section 12. Action Without Meeting. Any action required or permitted to be taken at a meeting of the stockholders may be taken without a meeting if, before or after the action, a written consent thereto is signed by stockholders holding at least a majority of the voting power, except that if a different proportion of voting power is required for such an action at a meeting, then that proportion of written consents is required.

Section 13. Nominations and Business at Stockholder Meetings.

(A) Annual Meetings of Stockholders. (1) Nominations of persons for election to the Board of Directors of the Corporation and the proposal of other business to be considered by the stockholders may be made at an annual meeting of stockholders (a) pursuant to the Corporation’s notice of meeting, (b) by or at the direction of the Board of Directors or (c) by any stockholder of the Corporation (i) who was a stockholder of record at the time of giving of notice provided for in this Section 13, and at the time of the annual meeting, (ii) is entitled to vote at the meeting and (iii) complies with the notice procedures set forth in this Section 13 as to such business or nomination.

(2) Without qualification, for any nominations or any other business to be properly brought before an annual meeting by a stockholder pursuant to clause (3) of paragraph (A) of this Section 13, the stockholder must have given timely notice thereof in writing to the Secretary of the Corporation and such other business must otherwise be a proper matter for stockholder action. To be timely, a stockholder’s notice shall be delivered to the Secretary at the principal executive offices of the Corporation not later than the close of business on the 60th day nor earlier than the close of business on the 90th day prior to the first anniversary of the preceding year’s annual meeting; provided, however, that in the event that the date of the annual meeting is more than 30 days before or more than 60 days after such anniversary date, notice by the stockholder to be timely must be so delivered not earlier than the close of business on the 90th day prior to such annual meeting and not later than the close of business on the later of the 60th day prior to such annual meeting or the 10th day following the day on which public announcement of the date of such meeting is first made by the Corporation. In no event shall the public announcement of an adjournment or postponement of an annual meeting commence a new time period for the giving of a stockholder’s notice as described above.

(3) To be in proper form, a stockholder’s notice (whether given pursuant to paragraph A(1) above or paragraph B below) to the Secretary must:

(a) set forth, as to the stockholder giving the notice and the beneficial owner, if any, on whose behalf the nomination or proposal is made (i) the name and address of such stockholder, as they appear on the Corporation’s books, and of such beneficial owner, if any, (ii) (A) the class or series and number of shares of the Corporation which are, directly or indirectly, owned beneficially and of record by such stockholder and such beneficial owner, (B) any option, warrant, convertible security, stock appreciation right, or similar right with an exercise or conversion privilege or a settlement payment or mechanism at a price related to any class or series of shares of the Corporation or with a value derived in whole or in part from the value of any class or series of shares of the Corporation, whether or not such instrument or right shall be subject to settlement in the underlying class or series of capital stock of the Corporation or otherwise (a “Derivative Instrument”) directly or indirectly owned beneficially by such stockholder and any other direct or indirect opportunity to profit or share in any profit derived from any increase or decrease in the value of shares of the Corporation, (C) any proxy, contract, arrangement, understanding, or relationship pursuant to which such stockholder has a right to vote any shares of any security of the Company, (D) any short interest in any security of the Company (for purposes of this Section 13, a person shall be deemed to have a short interest in a security if such person, directly or indirectly, through any contract, arrangement, understanding, relationship or otherwise, has the opportunity to profit or share in any profit derived from any decrease in the value of the subject security), (E) any rights to dividends on the shares of the Corporation owned beneficially by such stockholder that are separated or separable from the underlying shares of the Corporation, (F) any proportionate interest in shares of the Corporation or Derivative Instruments held, directly or indirectly, by a general or limited partnership in which such stockholder is a general partner or, directly or indirectly, beneficially owns an interest in a general partner and (G) any performance-related fees (other than an asset-based fee) that such stockholder is entitled to based on any increase or decrease in the value of shares of the Corporation or Derivative Instruments, if any, as of the date of such notice including, without limitation, any such interests held by members of such stockholder’s immediate family sharing the same household (which information shall be supplemented by such stockholder and beneficial owner, if any, not later than 10 days after the record date for the meeting to disclose such ownership as of the record date), and (iii) any other information relating to such stockholder and beneficial owner, if any, that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for, as applicable, the proposal and/or for the election of directors in a contested election pursuant to Section 14 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the rules and regulations promulgated thereunder;

(b) if the notice relates to any business other than a nomination of a director or directors that the stockholder proposes to bring before the meeting, set forth (i) a brief description of the business desired to be brought before the meeting, the reasons for conducting such business at the meeting and any material interest of such stockholder and beneficial owner, if any, in such business and (ii) a description of all agreements, arrangements and understandings between such stockholder and beneficial owner, if any, and any other person or persons (including their names) in connection with the proposal of such business by such stockholder;

(c) set forth, as to each person, if any, whom the stockholder proposes to nominate for election or reelection to the Board of Directors (i) all information relating to such person that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for election of directors in a contested election pursuant to Section 14 of the Exchange Act and the rules and regulations promulgated thereunder (including such person’s written consent to being named in the proxy statement as a nominee and to serving as a director if elected) and (ii) a description of all direct and indirect compensation and other material monetary agreements, arrangements and understandings during the past three years, and any other material relationships, between or among such stockholder and beneficial owner, if any, and their respective affiliates and associates, or others acting in concert therewith, on the one hand, and each proposed nominee, and his or her respective affiliates and associates, or others acting in concert therewith, on the other hand, including, without limitation all information that would be required to be disclosed pursuant to Rule 404 promulgated under Regulation S-K (or any successor rule) if the stockholder making the nomination and any beneficial owner on whose behalf the nomination is made, if any, or any affiliate or associate thereof or person acting in concert therewith, were the “registrant” for purposes of such rule and the nominee were a director or executive officer of such registrant; and

(d) with respect to each nominee for election or reelection to the Board of Directors, include a completed, dated and signed questionnaire, representation and agreement and any other information required by paragraph (D) below.

(4) Notwithstanding anything in the second sentence of paragraph (A)(2) of this Section 13 to the contrary, in the event that the number of directors to be elected to the Board of Directors of the Corporation is increased and there is no public announcement by the Corporation naming all of the nominees for director or specifying the size of the increased Board of Directors at least 70 days prior to the first anniversary of the preceding year’s annual meeting, a stockholder’s notice required by this Section 13 shall also be considered timely, but only with respect to nominees for any new positions created by such increase, if it shall be delivered to the Secretary at the principal executive offices of the Corporation not later than the close of business on the 10th day following the day on which such public announcement is first made by the Corporation.

(B) Special Meetings of Stockholders. Only such business shall be conducted at a special meeting of stockholders as shall have been brought before the meeting pursuant to the Corporation’s notice of meeting. Nominations of persons for election to the Board of Directors may be made at a special meeting of stockholders at which directors are to be elected pursuant to the Corporation’s notice of meeting (1) by or at the direction of the Board of Directors or (2) provided that the Board of Directors has determined that directors shall be elected at such meeting, by any stockholder of the Corporation who (a) is a stockholder of record at the time of giving of notice provided for in this Section 13, (b) is entitled to vote at the meeting, and (c) complies with the notice procedures set forth in this Section 13 as to such nomination. In the event the Corporation calls a special meeting of stockholders for the purpose of electing one or more directors to the Board of Directors, any such stockholder may nominate a person or persons (as the case may be), for election to such position(s) as specified in the Corporation’s notice of meeting, if the stockholder’s notice required by paragraph (A)(2) of this Section 13 with respect to any nomination (including the completed and signed questionnaire, representation and agreement required by paragraph D below) shall be delivered to the Secretary at the principal executive offices of the Corporation not earlier than the close of business on the 90th day prior to the date of such special meeting and not later than the close of business on the later of the 60th day prior to the date of such special meeting or, if the first public announcement of the date of such special meeting is less than 70 days prior to the date of such special meeting, the 10th day following the day on which public announcement is first made of the date of the special meeting and of the nominees proposed by the Board of Directors to be elected at such meeting. In no event shall the public announcement of an adjournment or postponement of a special meeting commence a new time period for the giving of a stockholder’s notice as described above.

(C) General. (1) Only such persons who are nominated in accordance with the procedures set forth in this Section 13 shall be eligible to serve as directors and only such other business shall be conducted at a meeting of stockholders as shall have been brought before the meeting in accordance with the procedures set forth in this Section 13. Except as otherwise provided by law, the Articles of Incorporation or these Bylaws, the Chairman of the meeting shall have the power and duty to determine whether a nomination or any other business proposed to be brought before the meeting was made or proposed, as the case may be, in accordance with the procedures set forth in this Section 13, and, if any proposed nomination or business is not in compliance with this Section 13, to declare that such defective proposal or nomination shall be disregarded.

(2) For purposes of this Section 13, “public announcement” shall mean disclosure in a press release reported by a national news service or in a document publicly filed by the Corporation with the Securities and Exchange Commission pursuant to Sections 13, 14 or 15(d) of the Exchange Act and the rules and regulations promulgated thereunder.

(3) Notwithstanding the foregoing provisions of this Section 13, a stockholder shall also comply with all applicable requirements of the Exchange Act and the rules and regulations thereunder with respect to the matters set forth in this Section 13; provided, however, that any reference in these Bylaws to the Exchange Act or the rules and regulations promulgated thereunder are not intended to and shall not limit the requirements applicable to nominations or proposals as to any other business to be considered pursuant to paragraph (A)(1)(c) or paragraph (B) of this Section 13. Nothing in this Section 13 shall be deemed to affect any rights (i) of stockholders to request inclusion of proposals in the Corporation’s proxy statement pursuant to Rule 14a-8 under the Exchange Act or (ii) of the holders of any series of Preferred Stock if and to the extent provided for under law, the Articles of Incorporation or these Bylaws.

(D) Submission of Questionnaire, Representation and Agreement; Other Information. To be eligible to be a nominee for election or reelection as a director of the Corporation, a person must deliver (in accordance with the time periods prescribed for delivery of notice under Section 13) to the Secretary at the principal executive offices of the Corporation a written questionnaire with respect to the background and qualification of such person and the background of any other person or entity on whose behalf the nomination is being made (which questionnaire shall be provided by the Secretary upon written request) and a written representation and agreement (in the form provided by the Secretary upon written request) that such person (1) is not and will not become a party to (a) any agreement, arrangement or understanding with, and has not given any commitment or assurance to, any person or entity as to how such person, if elected as a director of the Corporation, will act or vote on any issue or question (a “Voting Commitment”) that has not been disclosed to the Corporation or (b) any Voting Commitment that could limit or interfere with such person’s ability to comply, if elected as a director of the Corporation, with such person’s fiduciary duties under applicable law, (2) is not and will not become a party to any agreement, arrangement or understanding with any person or entity other than the Corporation with respect to any direct or indirect compensation, reimbursement or indemnification in connection with service or action as a director that has not been disclosed therein, and (3) in such person’s individual capacity and on behalf of any person or entity on whose behalf the nomination is being made, would be in compliance, if elected as a director of the Corporation, and will comply with all applicable publicly disclosed corporate governance, conflict of interest, confidentiality and stock ownership and trading policies and guidelines of the Corporation. The Corporation may also require any proposed nominee to furnish such other information as may reasonably be required by the Corporation to determine the eligibility of such proposed nominee to serve as an independent director of the Corporation or that could be material to a reasonable stockholder’s understanding of the independence, or lack thereof, of such nominee.

(E) Amendment. Notwithstanding any other provisions of the Articles of Incorporation or the Bylaws of the Corporation (and notwithstanding the fact that a lesser percentage may be specified by law, the Articles of Incorporation or the Bylaws of the Corporation), the affirmative vote of the holders of at least 80% of the voting power of the then outstanding shares of the Corporation, voting together as a single class, shall be required to alter, amend, repeal or adopt any provision inconsistent with this Section 13.

ARTICLE III

BOARD OF DIRECTORS

Section 1. (A) Number, Election and Terms of Directors. The business and affairs of the Corporation shall be managed by a Board of Directors which shall consist of not less than three (3) persons, who need not be residents of the State of Nevada or stockholders of the Corporation. The exact number of directors shall be fixed from time to time by the Board of Directors pursuant to a resolution adopted by a majority of the entire Board of Directors.

(B) General Powers. Except as otherwise provided by the laws of the State of Nevada, the Board of Directors has full control over the affairs of the Corporation, including the authority, in its sole and absolute discretion, to the extent permitted by applicable laws, to void any agreement or transaction entered into by the Corporation (1) in which one or more parties thereto commits an act or acts or moral turpitude, whether or not directly or indirectly in connection with such agreement or transaction; (2) in which one or more third party beneficiaries, whether direct or indirect, and whether intended or unintended, of such agreement or transaction commits an act or acts of moral turpitude; or (3) where the general subject matter or one or more actions contemplated by such agreement or transaction are determined to directly or indirectly involve moral turpitude.

(C) Classification of Directors. In lieu of electing the entire number of directors annually, the Board of Directors may provide that the directors be divided into either two or three classes, each class to be as nearly equal in number as possible, the term of office of the directors of the first class to expire at the first annual meeting of stockholders after their election, that of the second class to expire at the second annual meeting after their election, and that of the third class, if any, to expire at the third annual meeting after their election. At each annual meeting after such classification, the number of directors equal to the number of the class whose term expires at the time of such meeting shall be elected to hold office until the second succeeding annual meeting, if there be two classes, or until the third succeeding annual meeting, if there be three classes.

(D) Newly Created Directorships. A directorship to be filled by reason of any increase in the number of directors may be filled (i) by election at an annual or special meeting of stockholders called for that purpose or (ii) by the Board of Directors for a term of office continuing only until the next election of one or more directors by the stockholders.

(E) Vacancies in the Board of Directors. Any vacancies in the Board of Directors resulting from death, resignation, retirement, disqualification, removal from office or other cause shall be filled in accordance with Article IV, Section 1(A) hereof, and directors so chosen shall hold office for a term expiring at the annual meeting of stockholders at which the term of the class to which they have been elected expires. No decrease in the number of directors constituting the Board of Directors shall shorten the term of any incumbent director.

(F) Removal of Directors. Except as otherwise set forth herein, any director, or the entire Board of Directors, may be removed from office at any time, but only for cause and only by the affirmative vote of the holders of at least 80% of the voting power of the then outstanding shares of the Corporation entitled to vote generally in the election of directors, voting together as a single class.

(G) Amendment, Repeal, etc. Notwithstanding any other provisions of the Articles of Incorporation or the Bylaws of the Corporation (and notwithstanding the fact that a lesser percentage may be specified by law, the Articles of Incorporation or the Bylaws of the Corporation), the affirmative vote of the holders of at least 80% of the voting power of the then outstanding shares of the Corporation, voting together as a single class, shall be required to alter, amend, repeal or adopt any provision inconsistent with this Section 1.

Section 2. Quorum. Unless otherwise provided in the Articles of Incorporation, a majority of the total number of directors shall constitute a quorum for the transaction of business of the Board of Directors and the vote of a majority of the directors present at a meeting at which a quorum is present shall be the act of the Board of Directors. Notwithstanding the foregoing, a director shall not be eligible to vote or participate in any action by written consent in connection with any agreement or transaction (A) to which such director is a party or (B) in which such director has a financial interest (an “Interested Director”). An Interested Director may be counted in determining the presence of a quorum at a meeting of the Board of Directors or a committee thereof.

Section 3. Place of Meetings, Order of Business. The directors may hold their meetings and may have an office and keep the books of the Corporation, except as otherwise provided by law, in such place or places, within or without the State of Nevada, as the Board of Directors may from time to time determine by resolution. The meetings of the Board of Directors shall be presided over by the Chairman of the Board, or if he is not present, by the President, and the business of the meeting shall be transacted in such order as shall from time to time be determined by the Chairman of the Board, or in his absence, by the President, or by resolution of the Board of Directors.

Section 4. First Meeting. Each newly elected Board of Directors may hold its first meeting for the purpose of organization and the transaction of business, if a quorum is present, immediately after and at the same place as the annual meeting of the stockholders. Notice of such meeting shall not be required. At the first meeting of the Board of Directors in each year at which a quorum shall be present, held next after the annual meeting of stockholders, the Board of Directors shall proceed to the election of the officers of the Corporation.

Section 5. Regular Meetings. Regular meetings of the Board of Directors shall be held at such times and places as shall be designated from time to time by resolution of the Board of Directors. Notice of such regular meetings shall not be required.

Section 6. Special Meetings. Except as otherwise provided by law, the Articles of Incorporation or these Bylaws, special meetings of the Board of Directors may be called by the Chairman of the Board, the President or on the written request of any two directors, by the Secretary. Special meetings of the Board of Directors shall be held upon at least 4 days written notice or 2 hours notice given personally, by telephone or by electronic transmission to each director. Such notice, or any waiver thereof pursuant to Article VIII, Section 3 hereof, need not state the purpose or purposes of such meeting, except as may otherwise be required by law or provided for in the Articles of Incorporation or these Bylaws.

Section 7. Compensation. Unless otherwise restricted by the Articles of Incorporation, the Board of Directors shall have the authority to fix the compensation of directors.

Section 8. Action Without a Meeting; Telephone Conference Meeting. Unless otherwise restricted by the Articles of Incorporation, any action required or permitted to be taken at any meeting of the Board of Directors, or any committee designated by the Board of Directors, may be taken without a meeting if all members of the Board of Directors or committee, as the case may be, other than any Interested Directors, either originally or in counterparts, consent thereto in writing. Such consent shall have the same force and effect as a unanimous vote at a meeting, and may be stated as such in any document or instrument filed with the Secretary of State of Nevada.

Unless otherwise restricted by the Articles of Incorporation, subject to the requirement for notice of meetings, members of the Board of Directors, or members of any committee designated by the Board of Directors, may participate in a meeting of such Board of Directors or committee, as the case may be, by means of a conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and participation in such a meeting shall constitute presence in person at such meeting, except where a person participates in the meeting for the express purpose of objecting to the transaction of any business on the grounds that the meeting is not lawfully called or convened.

Section 9. Approval or Ratification of Acts or Contracts by Stockholders. The Board of Directors in its discretion may submit any act or contract for approval or ratification at any annual meeting of the stockholders, or at any special meeting of the stockholders called for the purpose of considering any such act or contract, and any act or contract that shall be approved or be ratified by the vote of the stockholders holding a majority of the issued and outstanding shares of stock of the Corporation entitled to vote and present in person or by proxy at such meeting (provided that a quorum is present), shall be as valid and as binding upon the Corporation and upon all the stockholders as if it has been approved or ratified by every stockholder of the Corporation. In addition, any such act or contract may be approved or ratified by the written consent of stockholders holding a majority of the issued and outstanding shares of capital stock of the Corporation entitled to vote and such consent shall be as valid and as binding upon the Corporation and upon all the stockholders as if it had been approved or ratified by every stockholder of the Corporation.

Section 10. Limitation on Directors’ Liability. Except as otherwise provided by law, a director shall not be personally liable for monetary damages as such for any action taken, or failure to take any action, unless:

(A) The director has breached or failed to perform the duties of his office as provided in the Nevada General Corporation Law; and

(B) The breach or failure to perform constitutes self-dealing, willful misconduct or recklessness.

ARTICLE IV

COMMITTEES

Section 1. Designation; Powers.

(A) Standing Committees. The Board of Directors shall have an audit committee (the “Audit Committee”) consisting of not less than three disinterested directors who shall have the requisite working familiarity with basic finance and accounting practices. The primary responsibilities of the Audit Committee shall consist of: (1) recommending the selection of independent accountants and auditors; (2) reviewing the scope of the accountant's audit and approval of any non-audit services to be performed by the independent accountants; and (3) reviewing annual audits and accounting practices. The Audit Committee shall meet at least once each year with the Corporation’s independent auditors in separate executive session or be provided with the opportunity for full and frank discussion without members of senior management present. The Board of Directors may adopt a charter of the Audit Committee setting forth in greater detail the purposes, objectives and duties of the Audit Committee. The Chairman of the Audit Committee shall be appointed by the Board of Directors. The Board of Directors shall also have a compensation committee (the “Compensation Committee”) consisting of not less than two disinterested directors. The primary responsibilities of the Compensation Committee shall consist of: (1) reviewing and recommending to the Board of Directors the compensation and benefits for the Corporation’s executive officers and directors; (2) administering the Corporation’s stock option plans and equity incentive programs; and (3) producing an annual report on executive compensation for inclusion in the Corporation’s proxy statement, in accordance with applicable rules and regulations. The Board of Directors may adopt a charter of the Compensation Committee setting forth in greater detail the purposes, objectives and duties of the Compensation Committee. The Chairman of the Compensation Committee shall be appointed by the Board of Directors. The Board of Directors shall also have a personnel committee (the “Personnel Committee”). The primary responsibilities of the Personnel Committee shall consist of: (1) reviewing potential candidates for officer positions; (2) appointing officers of the Corporation, in its discretion; and (3) removing officers of the Corporation, with or without cause. The Personnel Committee shall consist of the Chairman of the Board and up to one other member of the Board as may be designated by the Board from time to time.

(B) Other Committees. The Board of Directors may, by resolution passed by a majority of the whole board, designate one or more committees, including, if they shall so determine, an executive committee, each such committee to consist of one or more of the directors of the Corporation. Any such designated committee shall have and may exercise such of the powers and authority of the Board of Directors in the management of the business and affairs of the Corporation as may be provided in such resolution, except that no such Committee shall have the power or authority of the Board of Directors in reference to amending the Articles of Incorporation, adopting an agreement of merger or consolidation, recommending to the stockholders the sale, lease or exchange of all or substantially all of the Corporation’s property and assets, recommending to the stockholders a dissolution of the Corporation or a revocation of a dissolution of the Corporation, or amending, altering or repealing the Bylaws or adopting new Bylaws for the Corporation and, unless such resolution or the Articles of Incorporation expressly so provides, no such committee shall have the power or authority to declare a dividend or to authorize the issuance of stock. Any such designated committee may authorize the seal of the Corporation to be affixed to all papers which may require it. In addition to the above, such committee or committees shall have such other powers and limitations of authority as may be determined from time to time by resolution adopted by the Board of Directors.

Section 2. Procedure; Meetings, Quorum. Any committee designated pursuant to Section 1 of this Article shall keep regular minutes of its proceedings and report the same to the Board of Directors when requested, shall fix its own rules or procedures, and shall meet at such times and at such place or places as may be provided by such rules, or by resolution of such committee or resolution of the Board of Directors. At every meeting of any such committee, the presence of a majority of all the members thereof shall constitute a quorum and the affirmative vote of a majority of the members present shall be necessary for the adoption by it of any resolution.

Section 3. Substitution of Members. The Board of Directors may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of such committee. In the absence or disqualification of a member of a committee, the member or members present at any meeting and not disqualified from voting, whether or not constituting a quorum, may unanimously appoint another member of the Board of Directors to act at the meeting in the place of the absent or disqualified member.

ARTICLE V

OFFICERS

Section 1. Number, Titles and Term of Office. The officers of the Corporation shall be a Chief Executive Officer, President, one or more Vice Presidents (any one or more of whom may be designated Executive Vice President or Senior Vice President), a Treasurer, a Secretary, a Registered Agent, a Chairman of the Board and such other officers as may from time to time be elected or appointed in accordance with Article IV, Section 1(A) hereof. Each officer shall hold office until his successor shall be duly elected and shall qualify or until his death or until he shall resign or shall have been removed in the manner hereinafter provided. Any number of offices may be held by the same person, unless the Articles of Incorporation provides otherwise. Except for the Chairman of the Board, if any, no officers need be a director.

Section 2. Salaries. The salaries or other compensation of the officers and agents of the Corporation shall be fixed from time to time by the Board of Directors.

Section 3. Removal. Any officer or agent may be removed, either with or without cause, in accordance with the terms of these Bylaws, but such removal shall be without prejudice to the contract rights, if any, of the person so removed. Election or appointment of an officer or agent shall not of itself create contract rights.

Section 4. Vacancies. Any vacancy occurring in any office of the Corporation may be filled in accordance with Article IV, Section 1(A) hereof.

Section 5. Powers and Duties of the Chief Executive Officer and the President. The Chief Executive Officer shall, subject to the control of the Board, have general supervision, direction and control of the business and affairs of the Corporation. The President shall have such powers and perform such duties with respect to the administration of the business and affairs of the Corporation as may from time to time be assigned by the Chief Executive Officer or the Board, or as may be prescribed by these Bylaws.

Section 6. Powers and Duties of the Chairman of the Board. The Chairman of the Board shall have no administrative duties relating to the Corporation or its property. The Chairman of the Board shall preside when present at meetings of the stockholders and the Board of Directors. In addition, he shall exercise such other powers and perform such other duties as may be assigned to him from time to time by the Board of Directors or as may be prescribed by the Bylaws. The longest continuously serving director at any given time shall be automatically deemed Chairman of the Board.

Section 7. Vice Presidents. Each Vice President shall have such powers and perform such duties with respect to the administration of the business and affairs of the Corporation as may from time to time be assigned to such Vice President by the Chief Executive Officer, the President or the Board, or as may be prescribed by these Bylaws.

Section 8. Treasurer. The Treasurer shall have responsibility for the custody and control of all the funds and securities of the Corporation, and he shall have such other powers and duties as designated in these Bylaws and as from time to time may be assigned to him by the Board of Directors. The Treasurer shall perform all acts incident to the position of Treasurer, subject to the control of the Chief Executive Officer and the Board of Directors; and he shall, if required by the Board of Directors, give such bond for the faithful discharge of his duties in such form as the Board of Directors may require.

Section 9. Assistant Treasurers. Each Assistant Treasurer shall have the usual powers and duties pertaining to his office, together with such other powers and duties as designated in these Bylaws and as from time to time may be assigned to him by the Chief Executive Officer or the Board of Directors. The Assistant Treasurers shall exercise the powers of the Treasurer during that officer’s absence or inability or refusal to act.

Section 10. Secretary. The Secretary shall keep the minutes of all meetings of the Board of Directors, committees of directors and the stockholders, in books provided for that purpose; he shall attend to the giving and serving of all notices; he may in the name of the Corporation affix the seal of the Corporation to all contracts of the Corporation and attest the affixation of the seal of the Corporation thereto; he may sign with the other appointed officers all certificates for shares of capital stock of the Corporation; he shall have charge of the certificate books, transfer books and stock ledgers, and such other books and papers as the Board of Directors may direct, all of which shall at all reasonable times be open to inspection of any director upon application at the office of the Corporation during business hours; he shall have such other powers and duties as designated in these Bylaws and as from time to time may be assigned to him by the Board of Directors; and he shall in general perform all acts incident to the office of Secretary, subject to the control of the Chief Executive Officer and the Board of Directors.

Section 11. Assistant Secretaries. Each Assistant Secretary shall have the usual powers and duties pertaining to his office, together with such other powers and duties as designated in these Bylaws and as from time to time may be assigned to him by the Chief Executive Officer or the Board of Directors. The Assistant Secretaries shall exercise the powers of the Secretary during that officer’s absence or inability or refusal to act.

Section 12. Resident Agent. The Resident Agent shall be either a natural person or a corporation, resident or located in the State of Nevada. Along with all other powers authorized by law, the Articles of Incorporation or these Bylaws the Registered Agent may accept legal process, demand or notice authorized by law to be served upon the Corporation.

Section 13. Action with Respect to Securities of Other Corporations. Unless otherwise directed by the Board of Directors, the Chief Executive Officer shall have the power to vote and otherwise act on behalf of the Corporation, in person or by proxy, at any meeting of stockholders of or with respect to any action of security holders of any other corporation in which this Corporation may hold securities and otherwise to exercise any and all rights and powers which this Corporation may possess by reason of its ownership of securities in such other corporations.

ARTICLE VI

INDEMNIFICATION OF DIRECTORS, OFFICERS, EMPLOYEES AND AGENTS

Section 1. To the fullest extent allowed by Nevada law, any director of the Corporation shall not be liable to the corporation or its shareholders for monetary damages for an act or omission in the director’s capacity as a director, except that this Article VI does not eliminate or limit the liability of a director for:

(A) an act or omission which involves intentional misconduct, fraud or a knowing violation of law; or

(B) the payment of dividends in violation of N.R.S. 78.300.

Section 2. The Corporation shall indemnify each director, officer, agent and employee, now or hereafter serving the Corporation, each former director, officer, agent and employee, and each person who may now or hereafter serve or who may have heretofore served at the Corporation’s request as a director, officer, agent or employee of another corporation or other business enterprise, and the respective heirs, executors, administrators and personal representatives of each of them against all expenses actually and reasonably incurred by, or imposed upon, him in connection with the defense of any claim, action, suit or proceeding, civil or criminal against him by reason of his being or having been such director, officer, agent or employee, except in relation to such matters as to which he shall be adjudged by a court of competent jurisdiction after exhaustion of all appeals therefrom in such action, suit or proceedings to be liable for gross negligence or willful misconduct in the performance of duty. For purposes hereof, the term “expenses” shall include but not be limited to all expenses, costs, attorneys’ fees, judgments (including adjudications other than on the merits), fines, penalties, arbitration awards, costs of arbitration and sums paid out and liabilities actually and reasonably incurred or imposed in connection with any suit, claim, action or proceeding, and any settlement or compromise thereof approved by the Board of Directors as being in the best interests of the Corporation. However, in any case in which there is no disinterested majority of the Board of Directors available, the indemnification shall be made: (A) only if the Corporation shall be advised in writing by counsel that in the opinion of counsel (1) such officer, director, agent or employee was not adjudged or found liable for gross negligence or willful misconduct in the performance of duty as such director, officer, agent or employee or the indemnification provided is only in connection with such matters as to which the person to be indemnified was not so liable, and in the case of settlement or compromise, the same is in the best interests of the Corporation; and (2) indemnification under the circumstances is lawful and falls within the provisions of these Bylaws and (B) only in such amount as counsel shall advise the Corporation in writing is, in his opinion, proper. In making or refusing to make any payment under this or any other provisions of these Bylaws, the Corporation, its directors, officers, employees and agents shall be fully protected if they rely upon the written opinion of counsel selected by, or in the manner designated by, the Board of Directors.

Section 3.  Expenses incurred in defending a civil or criminal action, suit or proceeding may be paid by the Corporation in advance of the final disposition of such action, suit or proceeding as authorized by the Board upon receipt of an undertaking by or on behalf of the director, officer, employee or agent to repay such amount unless it shall ultimately be determined that he is entitled to be indemnified by the Corporation as authorized in these Bylaws.

Section 4.  The Corporation may indemnify each person, though he is not or was not a director, officer, employee or agent of the Corporation, who served at the request of the Corporation on a committee created by the Board to consider and report to it in respect of any matter. Any such indemnification may be made under the provisions hereof and shall be subject to the limitations hereof, except that (as indicated) any such committee member need not be nor have been a director, officer, employee or agent of the Corporation.

Section 5.  The provisions hereof shall be applicable to actions, suits or proceedings (including appeals) commenced after the adoption hereof, whether arising from acts or omissions to act occurring before or after the adoption hereof.

Section 6.  The indemnification provisions herein provided shall not be deemed exclusive of any other rights to which those indemnified may be entitled under any bylaw, agreement, vote of stockholders or disinterested directors or otherwise, or by law or statute, both as to action in his official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be a director, officer, employee or Agent and shall inure to the benefit of the heirs, executors and administrators of such a person.

Section 7.  The Corporation may purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, and persons described in Section 4 of this Article above, against any liability asserted against him and incurred by him in any such capacity or arising out of his status as such, whether or not the Corporation would have the power to indemnity him against such liability under the provisions of these Bylaws.

ARTICLE VII

CAPITAL STOCK

Section 1.  Certificates of Stock. The shares of capital stock of the Corporation shall be represented by a certificate, unless the Board of Directors of the Corporation adopts a resolution permitting shares to be uncertificated. Every holder of capital stock of the Corporation shall be entitled to have a certificate for shares of capital stock. The certificates for shares of the capital stock of the Corporation shall be in such form, not inconsistent with that required by law and the Articles of Incorporation, as shall be approved by the Board of Directors. The President or a Vice President shall cause to be issued to each stockholder one or more certificates, under the seal of the Corporation or a facsimile thereof if the Board of Directors shall have provided for such seal, and signed by the President or a Vice President and the Secretary or an Assistant Secretary or the Treasurer or an Assistant Treasurer certifying the number of shares (and, if the stock of the Corporation shall be divided into classes or series, the class and series of such shares) owned by such stockholder in the Corporation; provided however, that any of or all the signatures on the certificate may be facsimile. The stock record books and the blank stock certificate books shall be kept by the Secretary, or at the office of such transfer agent or transfer agents as the Board of Directors may from time to time by resolution determine. In case any officer, transfer agent or registrar who shall have signed or whose facsimile signature or signatures shall have been placed upon any such certificate or certificates shall have ceased to be such officer, transfer agent or registrar before such certificate is issued by the Corporation, such certificate may nevertheless be issued by the Corporation with the same effect as if such person were such officer, transfer agent or registrar at the date of issue. The stock certificates shall be consecutively numbered and shall be entered in the books of the Corporation as they are issued and shall exhibit the holder’s name and number of shares.

Section 2.  Transfer of Shares. Stock of the Corporation shall be transferable in the manner prescribed by applicable law and in these Bylaws. Transfers of stock shall be made on the books of the Corporation, and in the case of certificated shares of stock, only by the person named in the certificate or by such person’s attorney lawfully constituted in writing and upon the surrender of the certificate therefor, properly endorsed for transfer and payment of all necessary transfer taxes; or, in the case of uncertificated shares of stock, upon receipt of proper transfer instructions from the registered holder of the shares or by such person’s attorney lawfully constituted in writing, and upon payment of all necessary transfer taxes and compliance with appropriate procedures for transferring shares in uncertificated form; provided, however, that such surrender and endorsement, compliance or payment of taxes shall not be required in any case in which the officers of the Corporation shall determine to waive such requirement. With respect to certificated shares of stock, every certificate exchanged, returned or surrendered to the Corporation shall be marked “Cancelled,” with the date of cancellation, by the Secretary or Assistant Secretary of the Corporation or the transfer agent thereof. No transfer of stock shall be valid as against the Corporation for any purpose until it shall have been entered in the stock records of the Corporation by an entry showing from and to whom transferred.

Section 3.  Ownership of Shares. The Corporation shall be entitled to treat the holder of record of any share or shares of capital stock of the Corporation as the holder in fact thereof and, accordingly, shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise provided by the laws of the State of Nevada.

Section 4.  Regulations Regarding Certificates. The Board of Directors shall have the power and authority to make all such rules, restrictions and regulations as they may deem expedient concerning the issue, transfer and registration or the replacement of certificates for shares of capital stock of the Corporation.

Section 5.  Lost or Destroyed Certificates. The Board of Directors may determine the conditions upon which a new certificate of stock may be issued in place of a certificate which is alleged to have been lost, stolen or destroyed; and may, in their discretion, require the owner of such certificate or his legal representative to give bond, with sufficient surety, to indemnity the Corporation and each transfer agent and registrar against any and all losses or claims which may arise by reason of the issue of a new certificate in the place of the one so lost, stolen or destroyed.

ARTICLE VIII

MISCELLANEOUS PROVISIONS

Section 1.  Fiscal Year. The fiscal year of the Corporation shall be such as established from time to time by the Board of Directors.

Section 2.  Corporate Seal. The Board of Directors may provide a suitable seal containing the name of the Corporation. The Secretary shall have charge of the seal (if any). If and when so directed by the Board of Directors or a committee thereof, duplicates of the seal may be kept and used by the Treasurer or by the Assistant Secretary or Assistant Treasurer.

Section 3.  Notice and Waiver of Notice. Whenever any notice is required to be given by law, the Articles of Incorporation or under the provisions of these Bylaws, said notice shall be deemed to be sufficient if given (A) by telegraphic, cable, electronic mail or wireless transmission or (B) by deposit of the same in a post office box in a sealed prepaid wrapper addressed to the person entitled thereto at his post office address, as it appears on the records of the Corporation, and such notice shall be deemed to have been given on the day of such transmission or mailing as the case may be.

Whenever notice is required to be given by law, the Articles of Incorporation or under any of the provisions of these Bylaws, a written waiver thereof, signed by the person entitled to notice, whether before or after the time stated therein, shall be deemed equivalent to notice. Attendance of a person at a meeting shall constitute a waiver of notice of such meeting, except when the person attends a meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the stockholders, directors, or members of a committee of directors need be specified in any written waiver of notice unless so required by the Articles of Incorporation or the Bylaws.

Section 4.  Resignations. Any director, member of a committee or officer may resign at any time. Such resignation shall be made in writing and shall take effect at the time specified therein, or if no time be specified, at the time of its receipt by the chief executive officer or Secretary. The acceptance of a resignation shall not be necessary to make it effective, unless expressly so provided in the resignation.

Section 5.  Facsimile Signatures. In addition to the provisions for the use of facsimile signatures elsewhere specifically authorized in these Bylaws, facsimile signatures of any officer or officers of the Corporation may be used whenever and as authorized by the Board of Directors.

Section 6.  Reliance Upon Books, Reports and Records. Each director and each member of any committee designated by the Board of Directors shall, in the performance of his duties, be fully protected in relying in good faith upon the books of account or reports made to the Corporation by any of its officers, or by an independent certified public accountant, or by an appraiser selected with reasonable care by the Board of Directors or by any such committee, or in relying in good faith upon other records of the Corporation.

ARTICLE IX

AMENDMENTS

Notwithstanding any other provisions of these Bylaws or any other provision of law which might otherwise permit a lesser vote or no vote, but in addition to any affirmative vote of the holders of any particular class or series of the capital stock of the Corporation required by law, the Articles of Incorporation or these Bylaws, the affirmative vote of the holders of at least 80% of the voting power of the then outstanding shares of the Corporation entitled to vote, voting together as a single class, shall be required to alter, amend or repeal any provision of these Bylaws.